Exhibit 16.1

March 16, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

We have read Item 4.01 of Form 8-K/A dated March 16, 2005, of Comdial Corporation (“the Registrant”) and are in agreement with the statements contained therein.

/s/ Ernst & Young LLP

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